ODC PARTNERS, LLC
                         444 Madison Avenue, 18th Floor
                            New York, New York 10022


November 6, 2003

Carsunlimited.com, Inc.
444 Madison Avenue, 18th Floor
New York, New York 10022
Attn: Dan Myers, CEO

         Re: conversion of stock

Dear Board of Directors:

         Pursuant to the Promissory Note dated June 20, 2003 in the amount of $15,000, we hereby convert the $15,000 Note into 1,500,000 shares of restricted common stock of the Company.

         In addition to the foregoing, pursuant to the Revolving Convertible Credit Agreement, and in connection with the $8,000 loan and promissory note provided thereunder to the Company, we hereby convert the $8,000 Note into 800,000 shares of restricted common stock of the Company.

         Kindly, instruct the transfer agent to issue said shares to ODC Partners, LLC at the address set forth above.

                                        Sincerely,

                                        ODC Partners, LLC


                                        By:
                                           ------------------------
                                        Dan Myers
                                        Managing Member